EXHIBIT 5

March 27, 2008

Biopure Corporation

11 Hurley Street

Cambridge, MA 02141

Re:	Registration Statement on Form S-8

Ladies and Gentlemen:

In connection with the registration by Biopure Corporation, a Delaware corporation (the “Registrant”), of an offering of up to 7,400,000 shares of Class A common stock of the Registrant (the “Shares”) under the Securities Act of 1933, as amended (the “Act”), on a registration statement on Form S-8 filed with the Securities and Exchange Commission on March 27, 2008 (the “Registration Statement”), you have requested my opinion with respect to the matters set forth below.

In my capacity as General Counsel to the Registrant, I am familiar with the proceedings taken and proposed to be taken by the Registrant in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, including statutory and reported decisional law thereunder, and I express no opinion with respect to the applicability thereto, or the effect thereon, of any other laws.

Subject to the foregoing, it is my opinion that the Shares have been duly authorized, and, upon issuance, delivery and payment therefor in the manner contemplated by the Registration Statement, will be validly issued, fully paid and nonassessable.

I consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Jane Kober
Senior Vice President
General Counsel